Exhibit 24(b)(8.54)

Second Amendment

to

Services Agreement

            WHEREAS, ING Financial Advisers, LLC formerly Aetna Investment Services, Inc. (“ING Financial”), ING Life Insurance and Annuity Company formerly Aetna Life Insurance and Annuity Company (“ING Life”) (collectively, “ING”), and Scudder Investments Service Company, formerly Bankers Trust Company (“Transfer Agent”), acting as agent for the registered open-end management companies listed on Schedule A hereto (each a “Fund” or collectively the “Funds”) have entered into an Agreement dated March 7, 2000, as amended July 1, 2000;

            WHEREAS, it is the desire of ING to add an additional Fund as of the effective date of this amendment to the list of Funds appearing on Schedule A of the Agreement; and

            WHEREAS, as a result of the addition of such Fund, Schedule C of the Agreement setting forth those fees paid to ING by the Transfer Agent concerning the Funds for administrative services rendered by ING will be amended.

            NOW THEREFORE, in consideration of the above, the parties agree:

1.      That Schedule A, as amended, is hereby deleted and replaced with the new Schedule A attached hereto which reflects the addition of the Scudder Gold & Precious Metals Fund – Class A Shares, and name changes of the other funds on the schedule.

2.      That Schedule C, as amended, is hereby deleted and replaced with the new Schedule C attached hereto to reflect the new fund names and schedule of administrative fees.

3.      The Agreement, as modified by this Amendment is hereby ratified and confirmed.

IN WITNESS WHEREOF, the undersigned have executed this Second Amendment by their duly authorized officers effective as of August 1, 2005.

ING FINANCIAL ADVISERS, LLC                      ING LIFE INSURANCE AND ANNUITY COMPANY

By /s/ Christina Lareau                                   By /s/ Laurie M. Tillinghast

Name Christina Lareau                                   Name Laurie M. Tillinghast

Title Vice President_______                          Title Vice President

SCUDDER INVESTMENTS SERVICE COMPANY

By /s/A. Thomas Smith

Name A. Thomas Smith

Title Director & Secretary

SCHEDULE A

to the Services Agreement

as Amended as of August 1, 2005

Fund Name	Class	Fund Code	Nasdaq Symbol	CUSIP number
Scudder Gold and Precious Metals Fund
Class	A	419	SGDAX	810094300
Scudder Mid Cap Growth Fund
Class	INV	808	BTCAX	81111R841
Scudder Small Cap Growth Fund
Class	INV	821	BTSCX	81111R767
Scudder Lifecycle Long Range Fund
Class	INV	812	BTILX	81111Y606
Scudder Lifecycle Mid Range Fund
Class	INV	813	BTLRX	81111R825
Scudder Lifecycle Short Range Fund
Class	INV	814	BTSRX	81111R817
Scudder International Equity 500 Index Fund
Class	INV	820	BTEQX	81111R809
Scudder Equity 500 Index Fund
Class	INV	815	BTIEX	811162874
Scudder Cash Management Fund
Class	INSTITUTIONAL

SCHEDULE C

to the Services Agreement

as Amended as of May 1, 2006

Fund Name	Class	Fund Code	Nasdaq Symbol	CUSIP number	Admin. fee
Scudder Gold and Precious Metals Fund
Class	A	419	SGDAX	810094300	__ bps
Scudder Mid Cap Growth Fund
Class	INV	808	BTCAX	81111R841	__ bps
Scudder Small Cap Growth Fund
Class	INV	821	BTSCX	81111R767	__ bps
Scudder Lifecycle Long Range Fund
Class	INV	812	BTILX	81111Y606	__ bps
Scudder Lifecycle Mid Range Fund
Class	INV	813	BTLRX	81111R825	__ bps
Scudder Lifecycle Short Range Fund
Class	INV	814	BTSRX	81111R817	__ bps
Scudder International Equity 500 Index Fund
Class	INV	820	BTEQX	81111R809	__ bps
Scudder Equity 500 Index Fund
Class	INV	815	BTIEX	811162874	__ bps

The administrative fee payable each month with respect to a Fund shall be an amount equal to the average daily net assets invested in such Fund during the quarter by Plans for which ING Life Insurance and Annuity Company provides administrative services multiplied by the applicable per annum rate described above multiplied by a fraction the numerator of which is the number of days in the quarter and the denominator of which is 365.

There will be no administrative fee associated with the Scudder Cash Management Fund - Institutional Class.